Exhibit 99.1
Darwin Announces Record Date For
Stockholder Meeting on Proposed Merger with Allied World
FARMINGTON, CT — September 2, 2008 — Darwin Professional Underwriters, Inc. (NYSE: DR) today announced that September 15, 2008 will be the record date for determination of stockholders entitled to vote upon the proposed acquisition of Darwin by Allied World Assurance Company Holdings, Ltd, at a special meeting for that purpose. The date, time and place of the special meeting of stockholders are being finalized and will be announced at a later time.
About Darwin Professional Underwriters, Inc.
Darwin is a specialty insurance group based in Farmington, Connecticut. The Company is focused on the professional liability insurance market and underwrites directors and officers liability for public and private companies, errors and omissions liability insurance, medical malpractice liability insurance, and other specialty coverage. Darwin member companies include Darwin Professional Underwriters, Inc., Darwin National Assurance Company (DNA), and Darwin Select Insurance Company (Darwin Select). DNA and Darwin Select have earned a financial strength rating of A- (Excellent) from A.M. Best Company. Darwin is traded on the New York Stock Exchange under the ticker symbol, DR. For more about Darwin visit http://www.darwinpro.com.
Participants in the Solicitation
The directors and executive officers of Darwin may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Darwin’s directors and executive officers is available in Darwin’s proxy statement for its 2008 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2008. Additional information regarding the interests of such directors and executive officers in the solicitation of proxies in connection with the proposed merger is included in the preliminary proxy statement filed with the SEC on August 8, 2008 and will be contained in the definitive proxy statement when it becomes available.
Additional Information
In connection with the proposed merger, Darwin filed a preliminary proxy statement with the SEC on August 8, 2008. Investors and securities holders are strongly advised to read the preliminary proxy statement and the definitive proxy statement when it becomes available, before making any voting or investment decisions. Once available, investors will be able to obtain the definitive proxy statement, as well as other filings containing information about Darwin, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the definitive proxy statement and other filings made by Darwin with the SEC can also be obtained, free of charge, by visiting Darwin’s website at www.darwinpro.com.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Darwin’s stockholder approval or the failure to satisfy other conditions to completion of the merger; risks that the proposed transaction disrupts current plans and operations; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; investigations of market practices and related settlement terms; negative rating agency actions; the adequacy of our loss reserves; the Company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.